UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2013

OSER VENTURES INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-151485 (Commission File Number)	26-2569043 (IRS Employer Identification No.)

4 West Las Olas Boulevard, Suite 201, Fort Lauderdale, FL 33301

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  954-599-3672

Wellesley Capital Management Corp.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)           Resignation of Independent Registered Public Accounting Firm.

The Company received a letter dated April 3, 2015 from Alan R. Swift, CPA, stating the firm tendered its resignation as the independent registered public accounting firm of the Company as of December 31, 2013 due to the inactivity and the uncertainty of when and if the Company was going to file any reports with the Securities and Exchange Commission. The resignation was not due to any other reason other than the fact that the Company ceased filing reports with the SEC.  The resignation was accepted by the Board of Directors of the Company.

The letter addressed to the Company and the Securities and Exchange Commission is filed as Exhibit 16.1 to this Form 8-K.

(b)           Engagement of New Independent Registered Public Accounting Firm.

The Company is currently seeking an new independent registered public accounting firm for engagement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2013, Wellesley Capital Management Corp. filed Articles of Amendment to its Articles of Incorporation with the Secretary of State of Florida which changed the name of the corporation to OSER VENTURES INC.

These Articles of Amendment to Articles of Incorporation were approved by our Board of Directors and by the holders of a majority of our outstanding common stock on December 10, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

3.4	Articles of Amendment to Articles of Incorporation dated December 10, 2013.

16.1	Letter from Alan R. Swift, CPA dated April 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2015	Wellesley Capital Management Corp.

	By:	/s/ Roland Brenton
Name: Roland Brenton
Title: President